     Coast Hotels and Casinos, Inc.

     EXHIBIT 10.25



                                 EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement" is entered into on January 1, 1997 by and between Coast Hotels & Casinos, Inc. A Nevada Corporation ("Employer") and Harlan Braaten ("Employee").



1. SCOPE OF DUTIES. Employer hereby employs Employee as its President and Chief Operating Officer to perform such executive duties as are commonly attendant upon these offices and such further normal executive duties as may be specified from time to time by the Board of Directors through their designated representative. In construing the provisions of this Agreement, "Employer" shall also include Coast Resorts, Inc. and Coast West, Inc. and any subsequently formed corporations affiliated with Employer wherein Employee is chosen to be President and Chief Operating Officer by the Board of Directors.



2. TERM OF AGREEMENT. The term of this agreement shall commence on October 31, 1995 and terminate December 31, 1998. Employee has represented to Employer that he is not currently under contract to any entity other than Coast Hotels & Casinos, Inc.



3.   EMPLOYEE'S COMPENSATION PACKAGE.  Employee shall receive:



          a.   An initial annual salary of $250,000;



b. Reimbursement for all reasonable business and travel expenses incurred by Employee in performing his duties hereunder, payable in accordance with Employer's customary practices;

c. A bonus of at least fifty (50%) of his annual salary if specified annual goals as set forth in Exhibit A attached hereto are met for each year of the term of this contract. a new Exhibit A will be prepared for each year this contract is in effect, listing the specified annual goals for the pertinent year. Both Employer and Employee will sign the Exhibit A at the earliest convenient time;





d. Health insurance for Employee and his spouse and dependent children residing with him under the most favorable medical and dental plan offered by Employer, including a plan offered exclusively for executives if such plan exists;



e.         Four weeks vacation per year;



f. Insurance coverage (including disability and life) provided to executive employees of Employer;



g.         Pension plan coverage provided to executive Employees of Employer;
          and


h. All other perquisites currently available to executive employees of Employer;



4. STOCK OPTIONS. Employer will provide to Employee, stock options with the strike price being equal to the completed offering price of any initial public offering ("IPO") for Coasts Resorts, Inc.,. When the IPO is complete, Employee will have an option to purchase shares amounting to two (2%) of the outstanding shares of Coast Resorts, Inc. The option will be fully vested as to one-third of the shares at the completion of the IPO and will vest in an additional one-third of the shares on the first anniversary of the completion of the IPO and on the final one-third of the shares on the second anniversary of the completion of the IPO, provided that Employee is still employed by Employer.

     Notwithstanding the foregoing, it is the understanding of both Employer and Employee that the options will be granted pursuant to an IRS qualified stock option and that Employer and Employee will cooperate fully in insuring that the options are issued in connection with a qualified stock option plan. Should Coast Resorts, Inc. fail to complete an IPO by December 31, 1997, Employee will be paid a one time bonus of $250,000.



5. GAMING LICENSURE. Employee acknowledges and agrees that the laws of Nevada require that Employee may be investigated for suitability and licensing. Employee shall fully cooperate with the appropriate governmental authorities in order that he may obtain all certificates, permits and licenses required in connection with his employment hereunder. Employee further acknowledges and agrees that in the event he fails to so cooperate or he fails to obtain, within the time specified by the Nevada Gaming Commission and all other governmental agencies having jurisdiction, or thereafter maintain, in good standing and in full force and effect, during the term hereof, all required certificates, permits and licenses in connection with his employment hereunder, employer may terminate this agreement, in which event Employer shall have no further liability or obligation whatsoever to Employee hereunder, notwithstanding anything to the contrary contained therein.

6. NO COMPETITION AGREEMENT. In consideration hereof and in consideration of the grant of options contained herein, Employee covenants and agrees that during the term of this agreement, he shall not, directly or indirectly, engage in, participate in or otherwise be connected in any way (other than through a passive ownership role) with any firm, person, corporation, or other entity that is engaged in for profit business. in addition to all other rights provided to Employer hereunder, if Employee breaches any of his obligations contained in this paragraph or fails to comply with the terms of paragraph 5 herein, Employer shall have the right to terminate this agreement but any such termination shall not be deemed an election of remedies and Employer expressly reserves all other legal and equitable remedies. Employee further agrees that he shall not at any time during the term of this Agreement or thereafter without Employer's written consent, disclose to other persons or business entities any trade secrets or other confidential information and all information concerning Employer's customers constitute Employer's exclusive property, that all of the restrictions on his activities contained in this Agreement are required for Employer's reasonable protection and that in the event of any breach of the agreement by him, Employer will be entitled if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, to enforce the specific performance of this agreement or to enjoin Employee from engaging in any activity in violation hereof.



7. TERMINATION OF AGREEMENT. This Agreement may be terminated by Employer at anytime during the term hereof for good cause. Upon any such termination, Employer shall have no further liability or obligation whatsoever to Employee hereunder except as expressly set forth in this Agreement. Good cause shall be defined as:



     a. Employee's death or disability, which is hereby defined to mean his incapacity for medical reasons certified to by a licensed physician which precludes the substantial performance of his duties hereunder for a substantially consecutive period of six (6) months;



     b. Employee's insubordination which is of such degree and kind as to make a continuing relationship between Employee and the Chairman of the Board of Directors impossible as determined in good faith by the Board of Directors;


     c. Employee's arrest on a felony offense, provided that probable cause existed for such arrest.



     d. Employee's misconduct, insubordination, inattention to Employer's business, failure to substantially perform his duties or other material breach of this Agreement, which is not remedied by Employee to the good faith satisfaction of Employer within fifteen days following his receipt of written notice thereof.



8. SEVERANCE PAY. If Employee is terminated for any reason other than set forth in paragraph 5 or 7 (c), in lieu of any amounts provided for in this contract (other than amounts provided for in paragraph 9), Employee shall be entitled to $250,000 or his annual salary on the date of termination, whichever is greater and any prorata earned bonus. Employee's contract will continue from year to year after initial term unless given 90 days' notice before december 31st of current year in which Employee will be entitled to his severance package.

9. CHANGE OF CONTROL. Employer acknowledges that Michael Gaughan and Jerry Herbst together currently own in excess of 40% of Coast Resorts, Inc. stock. If Messrs. Gaughan and Herbst divest themselves of the Coast Resorts, Inc. stock (other than through gifts or testamentary transfers) so that they no longer own five percent (5%) of the outstanding stock of Coast Resorts, Inc., Employee shall be entitled to a lump sum payment of $250,000 from Employer (in addition to any amounts payable under paragraph 8) if Employee is terminated within six (6) months after the divestment of the stock of coast resorts, inc. by Messrs. Gaughan and Herbst.



10. SEVERABILITY. If any provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such fact shall not affect the remaining provisions hereof. If any of the provisions hereof which impose restrictions on Employee are, with respect to such restrictions, determined by a final judgment by any court of competent jurisdiction to be unenforceable or invalid, such provision should be severed and the remainder of the provisions enforced.



11. NO WAIVER. No failure or delay on the part of the Employer or Employee in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.



12. ENTIRE AGREEMENT. This instrument contains the entire agreement between Employer and Employee. It may not be changed orally but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure by the Employee therefrom shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of Employer or Employee, as the case may be. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.



13. CHOICE OF LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of Nevada.

14. NOTICES. All notices, demands, and other communications required or permitted hereunder shall be given by hand delivery (with a receipt acknowledging hand delivery), overnight delivery service or by certified mail return receipt requested, and by facsimile. Notice will be deemed to have been duly given on the day of hand delivery and one day after having been sent by overnight delivery or by certified mail return receipt requested and by facsimile.



    All notices and other communications shall be delivered or sent to:



                    Employer
                    --------



                         Coast Hotels & Casinos, Inc.

                         4500 West Flamingo Road

                         Las Vegas, Nevada 89103

                         Facsimile: 365-7566



                    Employee
                    --------



                         Harlan Braaten

                         8641 Highacre Drive

                         Las Vegas, Nevada 89128

                         Facsimile:254-7460